UNITED GROCERS, INC.

                                       AND

                        FIRST TRUST NATIONAL ASSOCIATION

                                     TRUSTEE


                                ----------------

                             SUPPLEMENTAL INDENTURE

                          DATED AS OF JANUARY 21, 1997

                        SERIES K CAPITAL INVESTMENT NOTES

                                      TABLE OF CONTENTS
                                                                                         Page

Parties...................................................................................  1

Recitals..................................................................................  1

ARTICLE ONE

                              Definitions and Other Provisions
                                   of General Application
        Section 1.01.  Definitions........................................................  2
        Section 1.02.  Provisions of General Application..................................  3
        Section 1.03.  Provisions Specially Applicable to Series K Notes..................  3
        Section 1.04.  Effect of Headings and Table of Contents...........................  3
        Section 1.05.  Successors and Assigns.............................................  4
        Section 1.06.  Separability Clause................................................  4
        Section 1.07.  Governing Law......................................................  4
        Section 1.08.  Counterparts.......................................................  4

ARTICLE TWO

                                     Series K Note Forms
        Section 2.01.  Forms Generally....................................................  4

ARTICLE THREE

                                       Series K Notes
        Section 3.01.  Authorization of Series K Notes....................................  5
        Section 3.02.  Entry in Investment Note Register of Series J Investment Notes.....  5
        Section 3.03.  Form, Issue, Dating, Payment of Principal at Maturity and
                       Cancellation of Series K Notes.....................................  6
        Section 3.04.  Registration of Transfer and Exchange of Series K Notes............  6
        Section 3.05.  Persons Deemed Owners..............................................  7

ARTICLE FOUR

                             Designation and Entry in Investment
                             Note Register, Stated Maturity, and
                             Rate of Interest of Series K Notes
        Section 4.01.  Designation and Entry in Investment Note Register..................  8
        Section 4.02.  Stated Maturity and Rate of Interest...............................  8
        Section 4.03.  Quarterly Statement of Series K Note Holdings......................  9


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ARTICLE FIVE

                         Prepayment and Redemption of Series K Notes
        Section 5.01.  Prepayment.........................................................  9
        Section 5.02.  Election to Redeem.................................................. 9
        Section 5.03.  Procedure for Redemption........................................... 10
        Section 5.04.  Effect of Redemption............................................... 11

ARTICLE SIX

                               Subordination of Series K Notes
        Section 6.01.  Agreement of Subordination......................................... 11
        Section 6.02.  Distribution on Dissolution and Reorganization; Subrogation of
                       Series K Notes..................................................... 12
        Section 6.03.  Payments on Series K Notes......................................... 14
        Section 6.04.  Trustee Authorized to Effectuate Subordination..................... 15
        Section 6.05.  Rights of Trustee as a Holder of Senior Indebtedness............... 15
        Section 6.06.  Reliance by Holders of Senior Indebtedness......................... 15
        Section 6.07.  Subordination Not to Be Prejudiced by Certain Acts................. 15

ARTICLE SEVEN

                                        Miscellaneous
        Section 7.01.  No Alteration of Prior Series of Investment Notes.................. 15
        Section 7.02.  Additional Supplemental Indentures................................. 16
        Section 7.03.  Amendment of Section 9.01 of Indenture............................. 16
        Section 7.04.  Satisfaction and Discharge of Indenture............................ 16

Testimonium............................................................................... 17

Signatures and Seal....................................................................... 17

Acknowledgments........................................................................... 18


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

               THIS SUPPLEMENTAL INDENTURE dated as of January 21, 1997, between
UNITED GROCERS, INC., an Oregon corporation (hereinafter called the "Company"), having its principal offices at 6433 S.E. Lake Road, Milwaukie, Oregon, and FIRST TRUST NATIONAL ASSOCIATION, a national banking association (hereinafter called the "Trustee") having its principal corporate trust office at 1000 S.W.
Broadway, Suite 1750, Portland, Oregon 97205,

                              W I T N E S S E T H :

               WHEREAS  the  Company  and  the  Trustee,  as  successor  to  the corporate trust business of United States  National Bank of Oregon,  are parties
to  an  Indenture  dated  as  of  February  1,  1978  (hereinafter   called  the
"Indenture"),  providing  for  the  issuance  by  the  Company  of  its  Capital
Investment Notes (hereinafter called "Investment Notes");

               WHEREAS the Indenture provides for the issuance of one or more series of Investment Notes, each series to have such provisions as set forth in the Indenture and indentures supplemental thereto;

               WHEREAS the Company and the Trustee, as successor to the corporate trust business of United States National Bank of Oregon, are parties to supplemental indentures dated as of the dates set forth below, providing for the issuance by the Company of the series of Investment Notes indicated:

                             Date                         Series

                      August 15, 1979                         B
                      November 11, 1981                       C
                      December 15, 1984                       D
                      December 15, 1986                       E
                      January 27, 1989                        F
                      January 22, 1991                        G
                      July 6, 1992                            H
                      January 9, 1995                         J

               WHEREAS the Company has duly authorized the creation of an issue of an additional series of Investment Notes (hereinafter sometimes called
"Series K Notes"); and

               WHEREAS all things have been done that are necessary (1) to make the Series K Notes the valid obligations of the Company once the Terms (as defined herein) of the Series K Notes have been entered in the Investment Note
Register (as defined herein) and notice thereof has been given to the Trustee and (2) to make this Supplemental Indenture a valid agreement of the Company, in accordance with the terms of the Series K Notes and of this Supplemental
Indenture;


                                      - 1 -

               NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE
WITNESSETH that, in consideration of the premises and the purchase of Series K Notes by the Holders thereof, the Company covenants and agrees to and with the Trustee, for the equal and proportionate benefit of all present and future Holders of Series K Notes, as follows:

                                   ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

               SECTION 1.01.  Definitions.

               Unless otherwise defined herein, the terms defined in the Indenture have the meanings assigned to them therein and the rules of construction specified therein shall apply hereto.

               "Senior Indebtedness" means all indebtedness of the Company of every kind and character, whether outstanding on the date of the Indenture or thereafter created (other than indebtedness evidenced by the Investment Notes and the Building Notes), (i) for money borrowed by the Company, (ii) for money borrowed by others and guaranteed by the Company, (iii) constituting purchase money indebtedness incurred for the purchase of tangible property and for the payment of which the Company is directly or contingently liable, (iv) arising under any document creating an absolute or contingent obligation of the Company to purchase promissory notes and related documents from third parties, or (v) for fees, expenses, and other obligations of the Company due in connection with indebtedness of the Company that constitutes Senior Indebtedness; unless in each case by the terms of the instrument creating or evidencing the indebtedness or obligation it is provided that such indebtedness or obligation is not superior in right of payment to the Investment Notes.

               "Series K Notes" means the Series K Capital Investment Notes provided for by this Supplemental Indenture once the Terms of the Series K Notes have been entered in the Investment Note Register and notice thereof has been given to the Trustee pursuant to Section 4.01.

               "Terms," with respect to any Series K Note, means all of the following items of information: number, name and address of Holder, date from which interest is payable, date of issue, maturity date, principal sum, and annual rate of interest.

               References to Articles or Sections are references to the Articles or Sections hereof unless such references are specifically identified as being references to Articles or Sections of the Indenture.

               SECTION 1.02.  Provisions of General Application.

               Except as otherwise specifically provided herein, the provisions of Article One of the Indenture, Sections 3.01 through 3.06, 3.08, and 3.10 of the Indenture and Articles Seven through Thirteen of the Indenture, as amended with respect to Series K Notes by Article Seven of this Supplemental Indenture, which provisions are applicable to the rights, privileges, duties, and obligations of the Company, the Trustee, the Holders, and other Persons with respect to Investment Notes generally, shall apply to the Series K Notes as fully to all intents and purposes as though set forth in full herein, it being the intent hereof that the Series K Notes authorized hereby shall constitute Additional Investment Notes which are Investment Notes as contemplated by the Indenture.

               This Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof. The Indenture, including specifically but without limitation Section 1.06 thereof, is hereby incorporated by reference herein and is hereby ratified, approved, and confirmed.

               SECTION 1.03.  Provisions Specially Applicable to Series K Notes.

               To the extent the provisions of the Indenture govern the Series K Notes as provided in Section 1.02:

               (1) The reference to "Article Six" contained in Section 9.08 of the Indenture shall be deemed to include a reference to Article Six hereof.

               (2) The references to "Series A Notes" contained in Section 13.01 of the Indenture shall be deemed to be references to "Series A Notes, Series B Notes, Series C Notes, Series D Notes, Series E Notes, Series F Notes, Series G Notes, Series H Notes, Series J Notes, and Series K Notes."

               (3) Pursuant to Sections 1.01 and 13.05 of the Indenture, references to the Trust Indenture Act in the Indenture and references therein to terms defined in the Trust Indenture Act to the extent the same form a part of this Supplemental Indenture shall mean the Trust Indenture Act as in effect at the date as of which this Supplemental Indenture is executed.

               SECTION 1.04.  Effect of Headings and Table of Contents.

               The Article and Section headings herein and in the Table of Contents are for convenience of reference only, are not to be considered a part hereof, and shall not affect the construction hereof.

               SECTION 1.05.  Successors and Assigns.

               All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

               SECTION 1.06.  Separability Clause.

               In case any provision in this Supplemental Indenture or in the Investment Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 1.07.  Governing Law.

               This Supplemental Indenture shall be governed by and construed in accordance with the laws of the state of Oregon.

               SECTION 1.08.  Counterparts.

               This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE TWO

                               Series K Note Forms

               SECTION 2.01.  Forms Generally.

               Notwithstanding any provision in the Indenture to the contrary, Series K Notes will be issued as noncertificated Series K Notes. Except as otherwise expressly provided herein, each Holder of a Series K Note shall be entitled to receive payments of principal and interest in the same amounts and currency and at the same time and place and shall be entitled to all other rights under the Indenture and this Supplemental Indenture as if the Holder of said Series K Note were a Holder of a certificated Series K Note having the same Terms. Except as otherwise expressly provided herein, each reference in the Indenture or in this Supplemental Indenture to authentication and delivery of Investment Notes shall, when made with respect to Series K Notes, be deemed to include a reference to the entry of the Terms thereof in the Investment Note Register and the giving of notice thereof to the Trustee and each Series K Note as to which the Terms have been entered in the Investment Note Register and notice thereof has been given to the Trustee pursuant to Section 4.01 shall be deemed to be a duly authenticated and delivered Investment Note, notwithstanding the provisions to the contrary in the third and fifth paragraphs of Section 3.03 of the Indenture.

                                  ARTICLE THREE

                                 Series K Notes

               SECTION 3.01.  Authorization of Series K Notes.

               Pursuant to the provisions of Sections 3.01, 3.10, and 13.01(6) of the Indenture, there is hereby authorized for issuance a series of Additional Investment Notes which shall be the Series K Notes as specified herein.

               SECTION 3.02. Entry in Investment Note Register of Series K Investment Notes.

               Upon Company Order, without any further action by the Company, the Terms of the Series K Notes authorized herein shall be entered in the Investment Note Register and notice shall be given to the Trustee as provided in
Section 4.01. The Trustee acknowledges receipt of the following documents pursuant to and in satisfaction of the provisions of Section 3.10 of the
Indenture:

               (1) A Board Resolution authorizing the execution of this Supplemental Indenture and the issuance of Series K Notes of up to the principal amount specified in Section 4.01 and requesting the entry by the Investment Note Registrar in the Investment Note Register of the Terms of such Series K Notes and notification thereof to the Trustee.

               (2) An Officers' Certificate stating that no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default and that all conditions precedent provided for in the Indenture and in this Supplemental Indenture relating to the entry in the Investment Note Register of the Terms of the Series K Notes and notification thereof to the Trustee have been complied with.

               (3) A counterpart of this Supplemental Indenture authorizing the issuance of the Series K Notes executed by the Company and the Trustee.

               (4)  An Opinion of Counsel:

               (A) Specifying all conditions precedent provided for in the Indenture and in this Supplemental Indenture relating to the issuance of Series K Notes and the entry in the Investment Note Register of the Terms of such Series K Notes and notification thereof to the Trustee and stating that all such conditions have been complied with;

               (B) Stating that once the Terms of the Series K Notes have been entered in the Investment Note Register and notice thereof has been given to the Trustee, such Series K Notes will constitute legal, valid, and binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefits of the Indenture and this

Supplemental  Indenture  subject  to  applicable   bankruptcy,   reorganization,
insolvency or other laws relating to or affecting the enforcement of creditors' rights;

               (C) Stating that all applicable stamp taxes or other governmental charges (if any) in respect of the original issue of the Series K Notes have been paid;

               (D) Stating that the Supplemental Indenture constitutes the valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by laws affecting creditor's rights generally or by principles of equity or public policy; and

               (E) Stating that the amendments and supplements to the Indenture made by this Supplemental Indenture are permitted by Section 13.01 of the Indenture.

               The  acts and  documents  specified  above  with  respect  to the authorization and issuance of Series K Notes shall be deemed to be the equivalent of the acts and documents specified in Section 3.10 of the Indenture with respect to the execution, authentication, delivery, and issue of certificated Investment Notes.

               SECTION 3.03. Form, Issue, Dating, Payment of Principal at Maturity and Cancellation of Series K Notes.

               Series K Notes will be noncertificated. A Series K Note is issued upon both the entry of its Terms in the Investment Note Register and notification thereof by an officer of the Company to the Trustee. The date of authentication of a Series K Note, as well as its date of issue, shall be the date on which both its Terms are entered in the Investment Note Register and notice is given by an officer of the Company to the Trustee.

               All payments of principal and interest shall be made in lawful money of the United States of America at the office or agency of the Company maintained for that purpose in the county of Clackamas, Oregon, provided that the Company may pay the principal of and interest on Series K Notes by mailing a check to the Holder at the Holder's last address as it appears in the Investment Note Register.

               A Series K Note shall be canceled by entering a notation to that effect in the Investment Note Register and giving notice thereof to the Trustee.

               SECTION 3.04. Registration of Transfer and Exchange of Series K Notes.

               Upon written request to the Company by the Holder for registration of transfer of a Series K Note, the Investment Note Registrar shall enter upon the Investment Note Register the Terms of a new Investment Note or Notes bearing interest at the same rate and with the same Stated Maturities of principal and interest of authorized denominations for the same aggregate principal amount and issued in the name of the transferee. Notwithstanding any provision in the Indenture to the contrary, the new Investment Note or Notes will be issued as a noncertificated Series K Note or Notes. There shall be no service charge for registration of transfer of Investment Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               Upon written request to the Company by the Holder for exchange of a Series K Note, the Investment Note Registrar shall enter upon the Investment Note Register the Terms of a new Investment Note or Notes bearing interest at the same rate and with the same Stated Maturities of principal and interest of authorized denominations for the same aggregate principal amount. Notwithstanding any provision in the Indenture to the contrary, the new Investment Note or Notes will be issued as a noncertificated Series K Note or Notes. There shall be no service charge for exchange of Investment Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

               The Company or the Investment Note Registrar may require the written request for registration of transfer or exchange to be in form satisfactory to the Company and the Investment Note Registrar and duly executed by the Holder of the Series K Note or his attorney duly authorized in writing.

               The  office or  agency  maintained  by the  Company  pursuant  to
Section 7.02 of the Indenture shall be the place where Holders of Series K Notes may submit written requests for registration of transfer or exchange.

               SECTION 3.05.  Persons Deemed Owners.

               Prior to receipt by the Company of a written request from the Holder of a Series K Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Series K Note is registered as the owner of such Series K Note for the purpose of receiving payment of principal of, and (subject to Section 3.06 of the Indenture) interest on, such Series K Note and for all other purposes whatsoever, whether or not such Series K Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

               Receipt by the Company of a written request for registration of transfer from the Holder of a Series K Note shall be deemed the equivalent of due presentment of a certificate for registration of transfer by the Holder.

                                  ARTICLE FOUR

                       Designation and Entry in Investment
                       Note Register, Stated Maturity, and
                       Rate of Interest of Series K Notes

               SECTION 4.01.  Designation and Entry in Investment Note Register.

               The series of Investment  Notes  designated  in  accordance  with
Section 3.01 shall be "Series K Capital Investment Notes" (herein sometimes referred to as the "Series K Notes").

               The aggregate principal amount of Series K Notes which may be issued is limited to $50,000,000, except for Series K Notes issued upon registration of, transfer of, or in exchange for or in lieu of other Series K Notes pursuant to Sections 3.04 of the Indenture or Sections 3.04 or 5.03 hereof.

               Forthwith upon the execution and delivery of this Supplemental Indenture, or from time to time thereafter, the Company may authorize the issuance of Series K Notes up to such aggregate principal amount, and thereupon and upon Company Order, without any further action by the Company, the Terms of the Series K Notes shall be entered in the Investment Note Register and notice thereof shall be given to the Trustee.

               SECTION 4.02.  Stated Maturity and Rate of Interest.

               The Stated Maturity of principal of any Series K Note other than a Series K Note issued upon registration of transfer of or in exchange for or in lieu of another Series K Note pursuant to Sections 3.04 of the Indenture or Sections 3.04 or 5.03 hereof, shall be the Interest Payment Date of such Series K Note which is ten years from its date of issue as specified in the Investment Note Register or, if the expiration of ten years from the date of issue shall not fall on an Interest Payment Date, then the Stated Maturity of principal of such Series K Note shall be the Interest Payment Date next following the expiration of ten years from its date of issue. Each Series K Note shall bear interest at the rate per annum specified in the Investment Note Register from the date so specified or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be. Such interest shall be payable quarterly on March 15, June 15, September 15, and December 15, to the person in whose name such Series K Note is registered at the close of business on the last Business Day of the calendar month next preceding the calendar month in which an interest payment is due, except as otherwise provided in the Indenture and this Supplemental Indenture, until the principal of such Series K Note is paid or made available for payment. The interest rates on Series K Notes shall be determined by Board Resolution and shall be subject to change by Board Resolution from time to time, but no such change shall affect any Series K Notes theretofore issued. The denominations, dates from which interest is payable and Stated Maturities of principal and interest of Series K Notes shall be subject to change by the Company from time to time by an indenture supplemental hereto executed as permitted by the Indenture and this Supplemental Indenture and authorizing the change in such denominations, dates, and Stated Maturities, but no such change shall affect any Series K Notes theretofore issued.

               SECTION 4.03.  Quarterly Statement of Series K Note Holdings.

               The Company shall mail or cause to be mailed not earlier than 30 days before and not later than 30 days after each Interest Payment Date to each Holder of a Series K Note to the Holder's address as it appears in the Investment Note Register a statement which provides the following information with regard to each Series K Note held by such Holder: number, date from which interest is payable, date of issue, maturity date, principal sum, and annual rate of interest.

                                  ARTICLE FIVE

                   Prepayment and Redemption of Series K Notes

               SECTION 5.01.  Prepayment.

               Subject to the provisions of Article Six, in the event of the death of the registered Holder of any Series K Note or of any joint registered Holder, the Company shall, at the option of the person legally entitled to become the Holder of the Series K Note, prepay the principal amount of the Series K Note together with all accrued interest to the date of payment. Any request for prepayment shall be made to the Company in writing. The Company may, as a condition precedent to the prepayment herein provided for, require the submission of evidence satisfactory to the Company of the death of the registered Holder or joint registered Holder and such additional documents or other material as it may consider necessary to establish the Person entitled to become the Holder of the Series K Note, or such other facts as it considers relevant to the fulfillment of its obligations hereunder.

               SECTION 5.02.  Election to Redeem.

               Subject to the provisions of Article Six, the Series K Notes may be redeemed at the election of the Company evidenced by Board Resolution, as a whole or from time to time in part, at any time during the seven-year period prior to maturity at Redemption Prices equal to the principal amount of the Series K Notes to be redeemed plus accrued interest thereon. The Company may for the purpose of redeeming Series K Notes classify the Series K Notes then subject to redemption into one or more classes on the basis of their maturity or their annual rate of interest or any combination thereof and designate for redemption a specified principal amount of any such class or classes of Series K Notes.

               SECTION 5.03.  Procedure for Redemption.

               In case the Company shall desire to exercise its right to redeem Series K Notes which are subject to redemption, it shall give notice of such redemption to Holders of the Series K Notes to be redeemed as hereinafter provided in this Section.

               In the event the principal amount of Series K Notes to be redeemed shall not be equal to the principal amount of the class or classes of Series K Notes designated by the Company for redemption, or in the event no such class has been so designated and if less than all the Series K Notes subject to redemption are to be redeemed, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Series K Notes to be redeemed by class, if applicable. Thereupon the Trustee shall select (giving effect to the designation, if any, of a class or classes of Series K Notes to be redeemed), in such manner as it shall deem appropriate and fair in its sole discretion and which may provide for the selection of portions (equal to $100 or an integral multiple of $100) of the principal of Series K Notes of a denomination larger than $100, the particular Series K Notes to be redeemed in whole or in part and shall thereafter promptly notify the Company and each Investment Note Registrar in writing, by designating the numbers thereof or by any other method, which Series K Notes or portions thereof are to be redeemed.

               Notice of redemption shall be given to the Holders of Series K Notes to be redeemed as a whole or in part by mailing by first class mail a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to their last addresses as they shall appear upon the Investment Note Register, but failure to give such notice by mail to the Holder of any Series K Note or any defect in such notice shall not affect the validity of the proceedings for the redemption of any other Series K Note or portion thereof. Any notice mailed in the manner provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

               Each notice to be mailed to the Holders of Series K Notes as aforesaid shall state the following: (a) the Redemption Date; (b) if less than all of the Series K Notes are to be redeemed, the distinguishing numbers (which may be given by individual numbers of Series K Notes, by specifying all Series K Notes ending in certain key numbers and/or by specifying all Series K Notes between two stated numbers) or other characteristics of the Series K Notes to be redeemed (indicating the extent of any partial redemption thereof), together with such other description of the Series K Notes (and portions of Series K Notes, if any) as may be necessary in order to identify the same, provided that any such notice to be mailed need describe only the Series K Notes to be redeemed from the Holder to whom such notice is mailed; (c) the Redemption Price; (d) that interest on such Series K Notes (or on the portion to be redeemed of any of such Series K Notes so designated for redemption in part) shall cease on the Redemption Date; and (e) that on said date the Company will mail a check for the Redemption Price to each Holder of Series K Notes which are to be redeemed to the last address of such Holder as it appears in the Investment Note Register.

               Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 7.03 of the Indenture) an amount of money sufficient to pay the Redemption Price of, and (except with respect to any Series K Note or portion thereof for which the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Series K Notes or portions thereof which are to be redeemed on that date.

               SECTION 5.04.  Effect of Redemption.

               If notice of redemption shall have been given as above provided, the Series K Notes or portions of Series K Notes specified in such notice shall become due and payable on the Redemption Date by mail at the applicable Redemption Price, together with interest accrued to the Redemption Date, and on and after such Redemption Date (unless the Company shall default in the payment of such Series K Notes at the Redemption Price, together with interest accrued to the Redemption Date) interest on the Series K Notes or portions thereof so called for redemption shall cease to accrue. Without any action by the Holder of a Series K Note, such Series K Note or portion thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with interest accrued to the Redemption Date by mailing a check to the Holder at such Holder's last address as it appears in the Investment Note Register; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holder in whose name the Series K Note (or Predecessor Series K Note) was registered at relevant record dates according to its terms and the provisions of Section 3.06 of the Indenture, as amended by this Supplemental Indenture.

               In the case of a Series K Note which is redeemed in part only, the Company shall request the Investment Note Registrar to reflect in the Investment Note Register the principal amount of the unredeemed portion of the Series K Note.

                                   ARTICLE SIX

                         Subordination of Series K Notes

               SECTION 6.01.  Agreement of Subordination.

               The Company agrees, and each Holder of a Series K Note, by his purchase or acceptance thereof, likewise agrees, that the payment of the principal of and interest on each and all of the Series K Notes is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

               SECTION 6.02. Distribution on Dissolution and Reorganization; Subrogation of Series K Notes.

               Upon any distribution of assets of the Company upon any liquidation, dissolution, winding up or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other liquidation, dissolution, winding up, or reorganization of the Company):

               (1) The holders of all Senior Indebtedness shall first be entitled to receive payment in full, or have provision made for payment in full, of the principal thereof, and the premium, if any, and interest thereon, before the Holders of the Series K Notes are entitled to receive any payment on account of the principal of or interest on the Series K Notes;

               (2) Any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Series K Notes or the Trustee would be entitled except for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, direct to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably (subject to any subordination of any class of Senior Indebtedness, by the provisions thereof, to any other class or classes of Senior Indebtedness) according to the aggregate amounts remaining unpaid on account of the principal of, and the premium, if any, and interest on, the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

               (3) In the event that, notwithstanding the foregoing, any such payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders of the Series K Notes before all Senior Indebtedness is paid in full, or provision made for its payment, such payment or distribution shall be paid over to the holders of Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, as provided in the foregoing subparagraph (2), for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

               Subject to the payment in full of all Senior Indebtedness, the Holders of the Series K Notes shall be subrogated pro rata (based on the respective amounts paid over for the benefit of the holders of Senior Indebtedness) with the holders of any other subordinated indebtedness of the Company that by its terms ranks pari passu with the Series K Notes (such subordinated indebtedness being hereafter in this Section referred to as "pari passu indebtedness") to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on the Series K Notes shall be paid in full; and, for purposes of such subrogation, no such payments or distributions to the holders of Senior Indebtedness, which, but for the provisions of this Article, would have been payable or distributable to Holders of the Series K Notes or the pari passu indebtedness, shall, as between the Company, its creditors other than the holders of Senior Indebtedness and the Holders of the Series K Notes and the pari passu indebtedness be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Series K Notes and the holders of the pari passu indebtedness and the holders of the Senior Indebtedness. Nothing contained in this Article, elsewhere in this Supplemental Indenture, in the Indenture or in the Series K Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Series K Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Series K Notes the principal of and interest on the Series K Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Series K Notes and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Series K Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 10.01 of the Indenture, and the Holders of the Series K Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such liquidation, dissolution, winding up or reorganization proceedings are pending or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders of the Series K Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

               In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Section, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Section, and, if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

               The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Series K Notes or the Company or any other Person, moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

               The terms "paid in full" and "payment in full" as used in this Section with respect to Senior Indebtedness mean the receipt, in cash or securities (taken at their market value at the time of the receipt thereof), of the principal amount of the Senior Indebtedness (and any premium due thereon) and full interest thereon to the date of such payment of principal.

               The Series K Notes shall not be superior in right of payment to the Series A, Series B, Series C, Series D, Series E, Series F, Series G, Series H or Series J Notes. The Series K Notes are hereby expressly declared to rank pari passu with the Series A, Series B, Series C, Series D, Series E, Series F, Series G, Series H and Series J Notes and to constitute "pari passu indebtedness" with respect to the Series A, Series B, Series C, Series D, Series E, Series F, Series G, Series H and Series J Notes. The Series K Notes shall not constitute Senior Indebtedness as defined in the Indenture.

               SECTION 6.03.  Payments on Series K Notes.

               In the event and during the continuation of any default under any instrument constituting Senior Indebtedness or pursuant to which any Senior Indebtedness is issued continuing beyond the period of grace, if any, specified in such instrument, the Company shall not make any payment of principal of or interest on the Series K Notes or purchase or redeem or set aside funds for the redemption of Series K Notes or otherwise acquire any Series K Notes, and neither the Trustee nor any Holder of Series K Notes shall be entitled to receive any such payment. Nothing contained in this Article, elsewhere in this Supplemental Indenture or in the Indenture shall, however, (a) affect the obligation of the Company to make or prevent the Company from making, at any time, except during the pendency of any such liquidation, dissolution, winding up, or reorganization proceedings or during the continuation of any such default, payments of principal of or interest on the Series K Notes or (b) prevent the application by the Trustee or any Paying Agent of any moneys deposited with it hereunder by the Company to the payment of or on account of the principal of or interest on the Series K Notes if, not less than two business days prior to such application, the Trustee or such Paying Agent, as the case may be, did not have written notice from the Company or a holder of Senior Indebtedness of any event prohibiting the making of such deposit by the Company or such application by the Trustee. Prior to the receipt of any such written notice, the Trustee shall be entitled to assume that no such event exists and shall not be charged with knowledge of the existence of any such event.

               SECTION 6.04.  Trustee Authorized to Effectuate Subordination.

               Each Holder of a Series K Note, by his purchase or acceptance thereof, authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided for in this Article and appoints the Trustee his attorney in fact for such purpose.

               SECTION   6.05.   Rights  of   Trustee  as  a  Holder  of  Senior
Indebtedness.

               The Trustee shall be entitled to all rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Section 10.12 of the Indenture, or elsewhere in the Indenture or in this Supplemental Indenture, shall deprive the Trustee of any of its rights as such holder.

               SECTION 6.06.  Reliance by Holders of Senior Indebtedness.

               Each Holder of any Series K Note, by his purchase or acceptance thereof, agrees that the subordination provisions of this Article are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Series K Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

               SECTION 6.07. Subordination Not to Be Prejudiced by Certain Acts.

               No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part, of the Company or by any act or failure to act, in good faith, by any such holder or by any noncompliance by the Company with the terms, provisions, and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                                  ARTICLE SEVEN

                                  Miscellaneous

               SECTION 7.01.  No Alteration of Prior Series of Investment Notes.

               Nothing contained herein shall alter or amend any provision of the Indenture insofar as it affects the rights and duties of the Company, the Trustee, the Holders of Investment Notes or other Persons with respect to Series A, Series B, Series C, Series D, Series E, Series F, Series G, Series H, or Series J Notes.

               SECTION 7.02.  Additional Supplemental Indentures.

               Nothing contained herein shall alter or impair the rights of the Company and the Trustee under the Indenture to enter into one or more additional supplemental indentures in the manner provided in the Indenture which may be either supplemental to the Indenture or supplemental to this Supplemental Indenture and which may be for the purpose of authorizing one or more series of Additional Investment Notes or for any other purpose provided by the Indenture.

               SECTION 7.03.  Amendment of Section 9.01 of Indenture.

               For purposes of the Series K Notes, Sections 9.01(5) and (6) of the Indenture are hereby amended to read, in full, as follows:

               (5) The entry of a decree or order by a court having jurisdiction in the premises for relief in respect of the Company under the United States Bankruptcy Code or any other applicable federal or state law or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of or for the Company or any substantial part of its property or ordering the winding up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

               (6) the commencement by the Company of a voluntary case under the United States Bankruptcy Code or any other applicable federal or state law or the consent or acquiescence by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of or for the Company or any substantial part of its property or the making by it of an assignment for the benefit of creditors or its failure to pay its debts generally as they become due or the taking of corporate action by the Company in furtherance of any such action.

               SECTION 7.04.  Satisfaction and Discharge of Indenture.

               Notwithstanding the provisions of Section 11.01 of the Indenture, the Indenture shall not be satisfied and discharged until (a) all Series K Notes issued have been paid and canceled or (b) all Series K Notes issued which have not been paid and canceled have become due and payable, will become due and payable at their Stated Maturity within one year, or are to be called for redemption within one year in accordance with Section 11.01(l)(B) of the Indenture and the Company has provided for their payment pursuant to such Section.

               IN WITNESS WHEREOF the parties hereto have caused this Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              UNITED GROCERS, INC.


                                       By            /s/Alan C. Jones
                                                        Alan C. Jones
                                    President
Attest:


/s/George R. Fleming
Assistant Secretary

                              FIRST TRUST NATIONAL
                                                      ASSOCIATION, as Trustee

                                       By            /s/Linda A. McConkey
                                                        Authorized Officer

Attest:


/s/Laurence J. Bell
Authorized Officer

STATE OF OREGON              )
                             ) SS
COUNTY OF Clackamas          )


               The foregoing instrument was acknowledged before me this day of January, 1997, by Alan C. Jones, President of United Grocers, Inc., an Oregon corporation, on behalf of the corporation.


                                                   Notary Public for Oregon
                                                   My commission expires:

STATE OF OREGON              )
                             ) SS
COUNTY OF                    )


               The foregoing instrument was acknowledged before me this day of January, 1997, by , Authorized Officer of First Trust National Association, a national banking association, on behalf of First Trust National Association.


                                                   Notary Public for Oregon
                                                   My commission expires: